International Investor Relations Group, Inc.

                              CONSULTING AGREEMENT

         THIS AGREEMENT made this 31st day of May, 2000, by and between:

                  INTERNATIONAL INVESTOR RELATIONS GROUP, INC.
                             162 Riverbend Dr., # F Altamonte Springs,  FL 32714
                           http://www.iirginc@aol.com
                               Tel: (407) 865-9433
                               Fax: (407) 699-8851

a Florida Corporation (hereinafter referred to as "IIRG") and

                          Origin Investment Group, Inc.
                              One Magnificent Mile
                       980 North Michigan Ave., Suite 1400
                                Chicago, IL 60611
                           www.origininternational.com
                                Tel: 312-988-4836
                                Fax: 312-674-4929

a Maryland Corporation (hereinafter referred to as the "COMPANY").

Collectively, IIRG and the COMPANY will hereinafter be referred to as "the parties".

WITNESSETH

WHEREAS, IIRG is an investor relations, direct marketing, publishing, public relations and advertising firm with expertise in the dissemination of information about publicly traded companies; and is in the business of providing investor relations services, publishing, advertising services, fulfillment services, marketing of business formats and opportunities and other related programs, services and products; and

WHEREAS, COMPANY is publicly held with its common stock trading on one or more stock exchanges and/or over-the-counter; and

WHEREAS, COMPANY desires to publicize itself with the intention of making its name and business better known to its shareholders, investors and brokerage houses; and

WHEREAS, IIRG is willing to accept COMPANY as a client.

WHEREAS, COMPANY requires investor relations services and desires to employ and/or retain IIRG to provide such services as an independent contractor, and IIRG is agreeable to such a relationship and/or arrangement, and the parties desire a written document formalizing and defining their relationship and evidencing the terms of this Agreement;

THEREFORE, in consideration of the mutual covenants contained herein, it is agreed as follows:

DEFINITIONS AND INTERPRETATIONS


1.       Captions and Section Numbers

The headings and section references in this Agreement are for convenience of reference only and do not form a part of this Agreement and are not intended to interpret, define or limit the scope, extent or intent of this Agreement or any provisions thereof.

2.       Extended Meanings

The words "hereof", "herein", "hereunder" and similar expressions used in any clause, paragraph or section of this Agreement will relate to the whole of this Consulting Agreement and not to that clause, paragraph or section only, unless otherwise expressly provided.

3.       Number and Gender

In this Agreement, words importing the masculine gender include the feminine or neuter gender and words in the singular include the plural, and vice versa.

4.      Section References and Schedules

Any reference to a particular "article", "section", "paragraph" or other subdivision of this Agreement and any reference to a schedule, exhibit or addendum by name, number and/or letter will mean the appropriate schedule, exhibit or addendum attached to this Agreement and by such reference is incorporated into and made part of this Agreement.


                                    AGREEMENT

5.       Appointment

COMPANY hereby appoints and engages IIRG as its investor relation's counsel and hereby retains and employs IIRG upon the terms and conditions of this Agreement. IIRG accepts such appointment and agrees to perform the services upon the terms and conditions of said Agreement.

6.       Engagement

COMPANY engages IIRG to publicize the COMPANY to brokers, prospective investors and shareholders and as further described below and subject to the further provisions of the Agreement. IIRG hereby accepts said engagement by COMPANY as a client, and agrees to publicize COMPANY as further described below and subject to the further provisions of the Agreement.

7. Authority and Description of Services

          During the term of the Agreement, IIRG shall furnish various professional services and advice as specifically requested by the COMPANY. Said professional services and advice shall relate to those services, items and/or subjects described in Addendum "A", which is attached hereto and made a part hereof by this reference, and/or as follows:

     A. IIRG shall act, generally, as corporate investor relations counsel, essentially acting (1) as liaison between COMPANY and its shareholders; (2) as advisor to COMPANY with respect to existing and potential market makers, broker-dealers, underwriters, and investors as well as being the liaison between COMPANY and such persons; and (3) as advisor to COMPANY with respect to communications and information, including but not necessarily limited to preparation of a one page magazine advertorial, writing of a corporate profile, preparation of a research report, planning, developing, designing, organizing, writing and distributing such communications and information, bookings and organizing road shows.

     B. IIRG shall assist in establishing, and advise COMPANY with respect to interviews of COMPANY officers by the financial media; interviews of COMPANY officers by analysts, market makers, broker-dealers, and other members of the financial community.

     C. IIRG shall seek to make COMPANY, its management, its products, and its financial situation and prospects known to the financial media, financial publications, broker-dealers, mutual funds, institutional investors, market makers, analysts, investment advisors, and other members of the financial community as well as the public generally.

     D. IIRG, in providing the foregoing services, shall be responsible for all costs of providing the services, including but not limited to out-of-pocket expenses for postage, delivery service (e.g., Federal Express, United Parcel Service, DHL Worldwide Service), telephone charges, compensation to third party vendors, copywriters, staff writers, art and graphic personnel, subcontractors, printing, etc.

     E. IIRG's compensation under this Agreement shall be deemed to include the above mentioned costs and expenses, unless otherwise expressly provided herein.


8.       Marketing Program

Including but not necessarily limited to the following components:

(i) IIRG reviews and analyzes all aspects of COMPANY'S goals and makes recommendations on feasibility and achievement of desired goals.

(ii) IIRG provides through their network, firms and brokers interested in participating and schedules and conducts the necessary due diligence and obtains the required approvals necessary for those firms to participate. IIRG interviews and makes determinations on any firms or brokers referred by COMPANY with regard to their participation.

(iii)IIRG shall be available to COMPANY to field calls from firms and brokers inquiring about COMPANY.

9.       Terms of Agreement

This Agreement shall become effective upon execution hereof and shall continue thereafter up to and including May 31, 2001, or in the case of specific services until such time as such matters are finalized to the satisfaction of both
COMPANY and IIRG. It is expressly acknowledged and agreed by and between the parties hereto that IIRG shall not be obligated to provide any services and/or perform any work related to the Agreement until such time as any agreed and/or specified retainer (deposit, initial fee, down-payment) in US funds, and/or other specified and/or agreed valuable consideration, has been received by IIRG.

10.      Where Services Shall be Performed

IIRG services shall be performed at the main office location, or at other such designated location(s) as IIRG and COMPANY agree are the most advantageous for the work to be performed.



11.      Limitations on Services

The parties hereto recognize that certain responsibilities and obligations are imposed by Federal and State Securities Laws and by the applicable rules and regulations of stock exchanges, the National Association of Securities Dealers, in-house "due diligence" or "compliance" departments of brokerage houses, etc. IIRG agrees as follows:

     A. IIRG shall NOT release any financial or other information or data about COMPANY without the consent and approval of the COMPANY.

     B. IIRG shall NOT conduct any meetings with financial analysts without informing COMPANY in advance of any proposed meeting, the format or agenda of such meeting and COMPANY may elect to have a representative of COMPANY attend such meeting.

     C. IIRG shall NOT release any information or data about the COMPANY to any selected or limited person(s), entity, or group if IIRG is aware that such information or data has not been generally released or promulgated.

     After notice by COMPANY of filing for a proposed public offering of securities of COMPANY, and during any period of restriction on publicity, IIRG shall not engage in any public relations efforts not in the normal course without approval of counsel for COMPANY and of counsel for the underwriter(s), if any.


12.      Duties of Company

     A. COMPANY shall supply IIRG, on a regular and timely basis with all approved data and information about COMPANY, its management, its products and its operations and COMPANY shall be responsible for advising IIRG of any facts which would affect the accuracy of any prior data and information previously supplied to IIRG so that IIRG may take corrective action.

     B. COMPANY shall promptly supply IIRG with full and complete copies of all filings with all Federal and State securities agencies; with full and complete copies of all shareholder reports and communications whether or not prepared with the assistance of IIRG; with all data and information supplied to any analyst, broker-dealer, market maker, or other member of the financial community; and with all product/services brochures, sales materials, etc. COMPANY shall supply IIRG, within 15 days of execution of this Agreement, with a list of all stockbrokers and market makers active in the stock of COMPANY, and a complete list of all shareholders on computer disk in a universal format.

     C. IIRG reports are not intended to be used in the offering of securities. Accordingly, clients must agree to each of the points listed below and to indemnify IIRG for any breach of these representations and covenants.

     (i) COMPANY will immediately notify IIRG if it intends to make any private or public offering of securities, including S-8 or Regulation S.

Initial______________

     (ii) COMPANY will immediately notify IIRG in advance of any insider selling of clients stock.

Initial_______________

     (iii) COMPANY will not use IIRG reports in connection with any offering of securities without the prior written consent of IIRG.

Initial_______________


     D. In that IIRG relies on information provided by COMPANY for a substantial part of its preparations and reports, COMPANY must represent that said information is neither false nor misleading, and agrees to hold harmless and indemnify IIRG for any breach of these representations and covenants; and COMPANY agrees to hold harmless and indemnify IIRG for any claims relating to the purchase and/or sale of COMPANY securities occurring out of, or in connection with, IIRG's relationship with COMPANY, unless such claim arises out of or is a result of any wrongful or negligent act or omission of IIRG or its agents, including, without limitation, reasonable attorney's fees and other costs.


     E. In that IIRG shareholders, officers, employees, and/or members of their families may hold a position in and engage in transactions with respect to COMPANY securities, and in light of the fact that IIRG imposes restrictions on such transactions to guard against trading on the basis of material nonpublic information COMPANY shall contemporaneously notify IIRG if any information or data being supplied to IIRG has been generally released or promulgated.

13.      Representation and Indemnification

A. COMPANY shall be deemed to make a continuing representation of the accuracy of any and all material facts, materials, information, and data which it supplies to IIRG and the COMPANY acknowledges its awareness that IIRG will rely on such continuing representation in disseminating such information and otherwise performing its investor relations functions.

B. IIRG, in the absence of notice in writing from COMPANY, will rely on the continuing accuracy of materials, information, and data supplied by COMPANY.

C. COMPANY hereby agrees to hold harmless and indemnify IIRG against any claims, demands, suits, loss, damages, etc., arising out of IIRG's reliance upon the continuing accuracy of such facts, materials, information and data, unless IIRG has been negligent in performing its duties and obligations hereunder.

D. IIRG shall issue, as required upon written approval of COMPANY, corrective, amendatory, supplemental, or explanatory press releases, shareholder communications and reports, or data supplied to analysts, broker-dealers, market makers, or other members of the financial community.

E. COMPANY shall cooperate fully and timely with IIRG to enable IIRG to perform its duties and obligations under this Agreement.

F. The execution and performance of this Agreement by COMPANY has been duly authorized by the Board of Directors of COMPANY in accordance with applicable law, and to the extent required by the requisite number of shareholders of COMPANY.

G. The performance by COMPANY of this Agreement will not violate any applicable court decree or order, law or regulation, nor will it violate any provision of the organizational documents and/or bylaws of COMPANY or any contractual obligation by which COMPANY may be bound.

H. COMPANY shall promptly deliver to IIRG a complete due diligence package to include latest 10K, latest 10Q, last 6 months of press releases and all other relevant materials, including but not limited to corporate reports, brochures, etc.

I. COMPANY shall promptly deliver to IIRG a list of names and addresses of all shareholders of COMPANY which it is aware. This list shall be upgraded at IIRG's request.

J. COMPANY shall promptly deliver to IIRG a list of brokers and market makers of COMPANY'S securities, which have been following COMPANY.

K. Because IIRG will rely on such information to be supplied it by COMPANY, all such information shall be true, accurate, complete and not misleading in all respects.

L. COMPANY shall act diligently and promptly in reviewing materials submitted to it by IIRG to enhance timely distribution of the materials and shall inform IIRG of any inaccuracies contained therein within a reasonable time prior to the projected or known publication date.

14.      Compensation

     A. For all general investor relation's services, COMPANY shall make payment to IIRG as follows:

Payment  schedule to be  discussed,  and shall be disbursed in  accordance  with
IIRG's   performing   services  as   described  in  Addendum  "A"  attached  and
incorporated herein:

     For  a total of $400,000.00

     100,000 purchase warrants priced at 100% of the market, 100,000 purchase warrants priced at 150% of the market, 100,000 purchase warrants priced at 200% of the market.

     For a total of 300,000 purchase warrants.

     B. All monies payable hereunder shall be in US funds and drawn on US banks. The parties acknowledge that in negotiating this fee they recognize that the services will probably not be performed in equal monthly segments, but may be substantial during the earlier portion of the term and less thereafter as relationships and communication lines are established. Thus, part of the compensation for earlier services will be deferred and therefore any lessening of services shall not constitute a breach or termination hereof and the level fee shall continue. All purchase warrants shall be issued subject to approval by the COMPANY's shareholders in accordance with Section 61(a)(3)(C)(i-ii) of the Investment Company Act of 1940.

     C. See Addendum "B" for further details related to compensation, if any.

     D. For all special services, not within the scope of the Agreement, COMPANY shall pay to IIRG such fee(s) as, and when, the parties shall determine in advance of performance of said special services, provided COMPANY has agreed to said special services in advance.

15.      Billing and Payment

Monthly fees or payments shall be due and payable without billing. Billing and payments for special services shall be as agreed on a case by case basis. COMPANY acknowledges and agrees that deposits, initial payments, down payments, partial payments, payments for special services, monthly fees or monthly payments shall be by wire transfer to IIRG's bank account upon execution of any agreement or agreements, or upon payment due date in the case of monthly fees or monthly payments, or in the case of special services within five (5) days of invoice for work scheduled to be performed, unless expressly provided otherwise in writing, and that if such funds are not received by IIRG by said date COMPANY shall pay to IIRG an additional operations charge equal to 1% for each day said funds are not received.

16.      IIRG as an Independent Contractor

IIRG shall provide said services as an independent contractor, and not as an employee of COMPANY or of any company affiliated with COMPANY. IIRG has no authority to bind COMPANY or any affiliate of COMPANY to any legal action, contract, agreement, or purchase, and said action can not be construed to be made in good faith or with the acceptance of COMPANY; thereby becoming the sole responsibility of IIRG. IIRG is not entitled to any medical coverage, life insurance, savings plans, health insurance, or any and all other benefits afforded COMPANY employees. IIRG shall be solely responsible for any Federal, State or Local taxes, and should COMPANY for any reason be required to pay taxes at a later date, IIRG shall ensure such payment is made by IIRG, and not by COMPANY. IIRG shall be responsible for all workers compensation payments and herein holds COMPANY harmless for any and all such payments and responsibilities related hereto.

17.      IIRG Not to Engage in Conflicting Activities

During the term of this Agreement, IIRG shall not engage in any activities that directly conflict with the interests of COMPANY. COMPANY hereby acknowledges notification by IIRG and understands that IIRG does, and shall, represent and service other multiple clients in the same manner as it does COMPANY, and that COMPANY is not an exclusive client of IIRG.

18.      Trade Secrets and Inventions

IIRG shall treat as proprietary any and all information belonging to COMPANY, its affiliates, or any third parties, disclosed to IIRG in the course of the performance of IIRG services. IIRG assigns and agrees to assign to COMPANY or its nominee all rights in invention and other proprietary information conceived by IIRG during the term of this Agreement with respect to any work performed under said Agreement.


19.      Inside Information - Securities Violations

In the course of the performance of this Agreement it is expected that specific sensitive information concerning the operations of COMPANY'S business, and/or affiliate companies shall come to the attention and knowledge of IIRG. In such an event, IIRG will not divulge, discuss or otherwise reveal such information to any third parties.

20.      Disclosure

IIRG is required to immediately disclose to COMPANY any outside activities or interests, including ownership or participation in the development of prior contractual relations, that conflicts or may conflict with the best interests of COMPANY. It is mutually understood that prompt disclosure is required under this paragraph if the activity or interest is related, directly or indirectly, to any activity that IIRG may be involved with on behalf of COMPANY.

21.      Warranty Against Contemplation of Agreement Related Corrupt Practices

IIRG represents and warrants that all payments and other valuable considerations paid or to be paid under this Agreement constitutes compensation for services rendered; that this Agreement and all payments and other valuable considerations and the use of those payments and valuable considerations are non-political in nature; and that said payments and valuable considerations do not influence, sway or bribe any government or municipal party, either domestic or foreign, in any way.

22.      Amendments

This Agreement may be modified or amended, provided such modifications or amendments are mutually agreed upon by and between the parties hereto and that said modifications or amendments are made in writing and signed by both parties.

23.      Severability

If any provision of this Agreement shall be held to be contrary to law, invalid or unenforceable for any reason, the remaining provisions shall continue to be valid and enforceable. If a court finds that any provision of this Agreement is contrary to law, invalid or unenforceable, and that by limiting such provision it would become valid and enforceable, then such provision shall be deemed to be written, construed, and enforced as so limited.

24.      Termination of Agreement

Either party prior to the expiration of the term provided in Paragraph 9 above except as follows might not terminate this Agreement:

     a) Upon the bankruptcy or liquidation of the other party; whether voluntary or involuntary;

     b)   Upon the other party taking the benefit of any insolvency law; and/or

     c) Upon the other party having or applying for a receiver appointed for either party;

     d) Sixty (60) day written notice by either party.


25.      Attorney Fees

In the event that either party is in default of the terms or conditions of this Agreement and legal action is initiated or suit be entered as a result of such default, the prevailing party shall be entitled to recover all costs incurred as a result of such default including all costs, reasonable attorney fees, expenses and court cost through trial, appeal and to final disposition.


26.      Return of Records

Upon termination of this Agreement, IIRG shall immediately deliver to COMPANY all records, notes, data, memorandum, models and equipment of any nature that are in the control of IIRG that are the property of or relate to the business of COMPANY.

27.      Waiver of Breach

Waiver by either party of a breach of any provision of this Agreement by the other party shall not operate or be construed as a waiver of any subsequent breach by the other party.

28.      Disclaimer by IIRG

IIRG shall be the preparer of certain promotional materials, and IIRG makes no representation to COMPANY or others that (i) its efforts or services will result in any enhancement to COMPANY (ii) the price of COMPANY'S publicly traded securities will increase (iii) any person will purchase COMPANY'S securities, or
(iv) any investor will lend money to and/or invest in or with COMPANY.


29.      Early Termination

In the event COMPANY fails or refuses to cooperate with IIRG, or fails or refuses to make timely payment of the compensation set forth above and/or in Addendum "A", IIRG shall have the right to terminate any further performance under this Agreement. In such event, and upon notification thereof, compensation, pursuant to Paragraph 24(D) above, shall become immediately due and payable and/or deliverable, and IIRG shall be entitled to receive and retain the same as liquidated damages and not as a penalty, in lieu of all other remedies the parties hereby acknowledge and agree that it would be too difficult currently to determine the exact extent of IIRG's damages, but that the receipt and retention of such compensation is a reasonable present estimate of such damage.

30.      Limitation of IIRG Liability

In the event IIRG fails to perform its work or services hereunder its entire liability to COMPANY shall not exceed the greater of (i) the amount of cash compensation IIRG has received from COMPANY under Paragraph 14 above (ii) the amount of cash compensation IIRG has received from COMPANY under Addendum "B"; or (iii) the actual damage to COMPANY as a result of such non-performance. In no event shall IIRG be liable to COMPANY for any indirect, special or consequential damages, or for any claim against COMPANY by any person or entity arising from or in any way related to this Agreement.

31.      Agreement Not  to Hire

COMPANY understands and appreciates that IIRG invested a tremendous amount of time, energy and expertise in the training of its employees and education of its sub- contractors to be able to provide the very services COMPANY desires. COMPANY further understands that in the event an employee of IIRG be enticed to leave, then IIRG shall be damaged in an amount the parties are incapable to calculating at the present time. Therefore, COMPANY agrees not to offer employment to any employee or sub-contractor of IIRG, nor to allow any employee, officer or director of COMPANY to offer such employment with COMPANY or any other company, concern, venture or entity with whom officers and directors of COMPANY are employed, associated or hold a financial stake in for a period of three (3) years from the date of expiration or termination hereof.

32.      Miscellaneous

A.   Effective date of  representations  shall be no later than the date IIRG is
     prepared  to  distribute   magazines  and/or  brochures  pursuant  to  this
     Agreement.

B. Currency: In all instances, references to dollars shall be deemed to be United States currency.

C.   Stock:  In all  instances,  references  to  stock  shall  be  deemed  to be
     unrestricted   and  free  trading  or  registered   warrants  or  piggyback
     registered rights.


33.      Notices

All notices hereunder shall be in writing and addressed to the party at the address herein set forth, or at such other address which notice pursuant to this section may be given, and shall be given by either personal delivery, certified mail, express mail or other national overnight courier services. Notices shall be deemed given upon the earlier of actual receipt or three (3) business days after being mailed or delivered to such courier service. Any notices to be given hereunder shall be effective if executed by and sent by the attorneys for the parties giving such notice, and in connection therewith the parties and their respective counsel agree that in giving such notice such counsel may communicate directly in writing with such parties to the extent necessary to give such notice. Any notice required or permitted by this Agreement to be given shall be given to the respective parties at the addresses listed on Page 1 of this Agreement.

34.      Time is of the Essence

The parties of their respective obligations. hereby expressly make time of the essence of this Agreement with respect to the performance, hereunder.


35.      Inurment

This  Agreement  shall inure to the  benefit of and be binding  upon the parties
hereto  and  their  respective  heirs,   executors,   administrators,   personal
representatives, successors, assigns and any addenda's attached hereto.

36.      Entire Agreement

This Agreement contains the entire agreement of the parties and may be modified or amended only by agreement in writing, signed by the party against whom enforcement of any waiver, change, amendment, modification, extension or discharge is sought. Both parties declare that there are no oral or other agreements or understandings between them affecting this Agreement, or relating to the business of IIRG. This Agreement supersedes all previous agreements between IIRG and the COMPANY.

37.      Applicable Law

This Agreement is not valid or binding upon IIRG unless and until executed by its President or other duly authorized executive officer of IIRG at its home office in Altamonte Springs, Florida.

38.      Non-waiver

The failure of either party, at any time, to require any such performance by any other party shall not be construed as a waiver of such right to require such performance and shall in no way affect such party's right to require such performance and shall in no way affect such party's right subsequently to require full performance hereunder.

39.      Execution in Counterpart

This Agreement may be executed in counterpart, not withstanding the date or dates upon which this Agreement is executed and delivered by any of the parties, and shall be deemed to be an original and all of which will constitute one and the same agreement, effective as of the reference date first written above.


                           [[SIGNATURE PAGE FOLLOWS]]




     IN WITNESS WHEREOF, the parties hereto have set tHeir hands in execution of this Agreement.

Origin Investment Group, Inc.

BY:        /S/ GREG H. LABORDE
           -----------------------------
            Greg H. Laborde
            C.E.O.

INTERNATIONAL INVESTOR RELATIONS GROUP, INC.


BY:       /S/ THOMAS A. SANDELIER, III
          ------------------------------
            Thomas A. Sandelier, III
            President

                                   Addendum A


Services that will be performed:

     28 road shows Sample of cities will include New York, Chicago, Boston, Philadelphia, Los Angeles, San Diego, and San Francisco. We will reach approximately 600 to 750 brokers, fund managers, and financial advisors.

     3 Media  Placements Media  placement/ lead generation  program  Opportunist
     Magazine-350,000  investors,   Stockbrokers  Magazine-25,000  stockbrokers,
     Buyside Magazine-31,000 Readers.

     6 Media Placements in Stock/Card deck reaching 600,000 + investors These are standard stockdeck/broker deck mailers directly mailed to the Readers of Money World, Bull & Bear Louis Rukerser WS Insiders Guide, Growth Stock Report Investors Daily Newswire.

     24 Newsreleases, includes broadcast fax to all interested parties News releases are released by Business Newswire and are picked up by Bloomberg, Dow Jones News service, Rueters, etc.

     Research report 6-8 page full color This is a full color glossy research report describing in detail the particulars of the company. (5000 printed)

     Fulfillment- all requests for due diligence packages for one year. All requests for packages will be forwarded to IIRG for distribution. We will reproduce all materials, (Q's, K's, and inserts). The company will provide all color-printed brochures.

     Broker card- 2 sided full color This is a concise but brief information piece primarily used by brokers to explain and sell their clients. (5000 printed)


                                   Addendum B


     All Monies payable hereunder shall be in U.S. funds and drawn on U.S. banks. The parties acknowledge that in negotiating this fee they recognize that the services will probably not be performed in equal monthly segments, but may be substantial during the earlier portion of the term and less thereafter as relationships and communication lines are established. Thus, part of the compensation for earlier services will be deferred and therefore any lessening of services shall not constitute a breach or termination hereof and the level fee shall continue.

$400,000.00

Payment schedule as follows:  to be discussed.

100,000 purchase warrants priced at 100% of the market, 100,000 purchase warrants priced at 150% of the market, 100,000 purchase warrants priced at 200% of the market.

For a total of 300,000 purchase warrants.

     For all special services, not within the scope of the agreement, COMPANY shall pay to IIRG such fee(s) as, and when, the parties shall determine in advance of performance of said special services, provided COMPANY has agreed to said special services in advance. All purchase warrants shall be issued subject to approval by the COMPANY's shareholders in accordance with
     Section 61(a)(3)(C)(i-ii) of the Investment Company Act of 1940.